UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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HG Holdings, Inc.

(Name of Registrant as Specified in its Charter)

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HG Holdings, Inc.

2115 E. 7th St., Suite 101

Charlotte, North Carolina 28204

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 22, 2021

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of HG Holdings, Inc. (the “Annual Meeting”) will be held at the offices of McGuireWoods LLP, Fifth Third Center, 201 North Tryon Street, Suite 3000, 30th Floor, Charlotte, North Carolina 28202, on Tuesday, June 22, 2021, at 11:00 A.M., for the following purposes:

(1)	To elect one (1) director to serve a three-year term on our board of directors;

(2)	To consider and act on an advisory vote regarding the approval of compensation paid to our named executive officers;

(3)

To approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio to be determined by our board of directors of not less than 1-for-10 and not more than 1-for-20; and

(4)	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The stockholders of record of our common stock at the close of business on April 28, 2021 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name and you wish to attend the Annual Meeting, you must bring a form of photo identification to the Annual Meeting. If your shares are held in "street name" by your broker, bank or other nominee and you wish to attend the Annual Meeting, you must bring a proxy or letter from that broker, bank or other nominee that confirms you are the beneficial owner of those shares, together with a form of photo identification. All stockholders are cordially invited to attend the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we request that you mark, date, sign and return your proxy as soon as possible so that your shares may be certain of being represented and voted at the meeting. You may also vote by phone or on the Internet by following the instructions on the proxy card. Any proxy given by a stockholder may be revoked by that stockholder at any time prior to the voting of the proxy.

By Order of the Board of Directors,

Bradley G. Garner
Secretary

April 30, 2021

HG Holdings, Inc.

2115 E. 7th St., Suite 101

Charlotte, North Carolina 28204

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 22, 2021

The enclosed proxy is solicited by and on behalf of the board of directors of HG Holdings, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Tuesday, June 22, 2021, at 11:00 A.M., at the offices of McGuireWoods LLP, Fifth Third Center, 201 North Tryon Street, Suite 3000, 30th Floor, Charlotte, North Carolina 28202 and any adjournment thereof (the “2021 Annual Meeting”).

The matters to be considered and acted upon at this meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement and the related form of proxy are being made available on or about May 13, 2021 to all holders of record of our common stock on April 28, 2021. Shares of our common stock represented in person or by proxy will be voted as hereinafter described or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy by delivering a written notice to our Secretary, executing and delivering a later-dated proxy or attending the meeting and voting in person.

We will bear the cost of preparing, assembling and mailing the proxy, this proxy statement, and other material enclosed and of all clerical and other expenses of solicitations. In addition to the solicitation of proxies by use of the mails, our directors, officers and employees may solicit proxies by telephone, e-mail, personal interview or other means. We will also request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of our common stock held of record by those parties and will reimburse those parties for their expenses in forwarding soliciting material.

The proposal to amend our Restated Certificate of Incorporation referred to in the foregoing notice and described in this proxy statement supersedes the potential amendment to our Restated Certificate of Incorporation to effect a reverse stock split described in the preliminary information statement we filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2021, which preliminary information statement shall be deemed to be withdrawn.

VOTING RIGHTS

On April 28, 2021, there were [34,404,556] shares of our common stock outstanding and entitled to vote. Each share entitles the holder thereof to one vote.

ELECTION OF DIRECTORS

Our board of directors has set the number of our directors at four, with the directors divided into three classes with staggered terms and we currently have three directors. We propose the election of Peter M. Sherman to serve a three-year term expiring at the time of the 2024 Annual Meeting. There is one vacancy on our board of directors and our board anticipates filling that vacancy with an individual with an appropriate background in view of, and in connection with, our acquisition of non-furniture assets following the sale of substantially all our assets on March 2, 2018.

The shares represented by proxies will be voted as specified by the stockholder and cannot be voted for a greater number of persons than the number of nominees named. If the stockholder does not specify a choice, the shares will be voted in favor of the election of the nominee listed on the proxy card, except that in the event the nominee should not continue to be available for election, the proxies will be voted for the election of such other person as our board of directors may recommend. As of the date of this proxy statement, our board of directors has no reason to believe that the nominee will be unable or unwilling to serve.

Our board and corporate governance and nominating committee in considering the recommendation of the nominee for election at the 2021 Annual Meeting, as well as in making its previous recommendations of our other directors, focused primarily on the information discussed in each of the director’s individual biographies set forth below. In particular, with regard to Mr. Gilliam, our board and corporate governance and nominating committee considered his strong background in the manufacturing sector and his financial experience as a chief financial officer. With respect to Mr. Hale, our board and corporate governance and nominating committee considered his experience with asset management and his firm’s position as holder at the time of the recommendation of his election to his current term as a director in 2020 of approximately 24% of our outstanding common stock. With respect to Mr. Sherman, our board and corporate governance and nominating committee considered his experience in principal finance and debt capital markets, special situation restructuring, and as a capital provider to lower to middle market companies through his role as a chief risk officer.

Mr. Hale was elected to our board of directors pursuant to the terms of an agreement dated January 30, 2017 with Hale Partnership Fund, LP, and related parties, a stockholder group that, as of the date of the agreement, owned approximately 10% of our outstanding common stock and which had nominated two candidates for election to our board of directors at the 2017 Annual Meeting. Under this agreement, the stockholder group withdrew its nominations and agreed, among other things, to vote in favor of the election of Messrs. Gilliam and Hale as directors at the 2017 Annual Meeting.

Mr. Gilliam was elected to our board of directors in February 2015 pursuant to an agreement dated February 12, 2015 with Hale Partnership Fund, LP, Talanta Fund, L.P. and related parties which had nominated two candidates for election to our board of directors at the 2015 Annual Meeting. Under this agreement, these parties withdrew their nominations.

Nominees for Election for Three-Year Term Ending 2024

Peter M. Sherman, 59, has served as Chief Risk Officer of Capitala Group, a lower middle market lender and equity investor, since February 2018. Mr. Sherman has also service as founder of Sherman Capital Management, a special situation investing and restructuring consulting firm for institutional investors, since July 2016. Mr. Sherman was a partner in Brevet Capital Management, a middle market direct lending hedge fund, from June 2014 to June 2016. Mr. Sherman was elected to the board in December 2020 upon the recommendation of Chairman and Chief Executive Officer.

Our board of directors unanimously recommends a vote “FOR” the election of the above-named director nominee.

Directors Whose Terms Do Not Expire this Year

Steven A. Hale II, 37, has been a director since February 2017 and has served as Chairman of our board of directors since November 2017. He was also elected our Chief Executive Officer effective March 2, 2018. Since March 2019, Mr. Hale has also been Chairman and Chief Executive Officer of HC Government Realty Trust, Inc. (“HC Realty”), a real estate investment trust that holds singe-tenant properties leased entirely to the United States Government for occupancy by federal agencies. We own approximately 36.4% of the as converted equity interest of HC Realty and HC Realty may be considered to be an affiliate of the Company. Mr. Hale is the founder and sole manager of Hale Partnership Capital Management, LLC (“HPCM”), an asset management firm that serves as the investment manager to certain privately held investment partnerships. Mr. Hale has held his position with HPCM since 2010. From 2007 to 2010, prior to founding HPCM, Mr. Hale was an associate director with Babson Capital Management, LLC, an asset management firm, where he had responsibility for coverage of distressed debt investments across a variety of industries. From 2005 to 2007, Mr. Hale was a leveraged finance analyst with Banc of America Securities.

Jeffrey S. Gilliam, 63, has been a director since February 2015. Mr. Gilliam has served as managing member of Willow Oak Advisory Group, LLC, a provider of business advisory services since January 2016. Mr. Gilliam was a director of the Finley Group, a corporate advisory firm, from August 2012 until January 2016. Mr. Gilliam was employed by Toter, Incorporated (a division of Wastequip, LLC), a manufacturer of automated cart systems, as President from October 2008 until August 2012, and as Vice President Finance (Chief Financial Officer) from June 2002 until October 2008.

CORPORATE GOVERNANCE

Board and Board Committee Information

Our board of directors has determined that all current directors, with the exception of Mr. Hale who serves as our Chief Executive Officer, are “independent directors” as that term is defined in the rules of The NASDAQ Stock Market (which we have adopted for purposes of determining such independence even though we are not listed on a national exchange). After Mr. Hultquist, our former director, became a part-time employee of HC Government Realty Trust, Inc., our board determined that he was no longer an “independent director”.

Our board of directors met nine times during 2020. Each incumbent director attended at least 75% of the total 2020 board meetings and committee meetings held during periods that he was a member of the board or such committees. Our board of directors has adopted a policy that all directors should attend the Annual Meeting of Stockholders. All directors that were members of the board at such time attended the 2020 Annual Meeting of Stockholders.

Our board of directors currently has three standing committees: an audit committee, a compensation and benefits committee and a corporate governance and nominating committee. Each of these committees has a written charter, current copies of which can be found at our website, www.hgholdingsinc.net.

Audit Committee. The audit committee presently consists of Messrs. Gilliam and Sherman. Our board has determined that Messrs. Gilliam and Sherman each meet the current independence requirements contained in the rules of The NASDAQ Stock Market, including the additional independence requirements applicable to audit committee members. Our board has also determined that Mr. Gilliam is an “audit committee financial expert” as that term is defined in regulations promulgated by the Securities and Exchange Commission (the “SEC”). The primary purpose of the audit committee is to assist our board in fulfilling its responsibilities to oversee management’s conduct of our financial reporting process, including internal control over financial reporting. The audit committee also serves as direct liaison with our independent public accountants and is responsible for the selection or discharge of our accountants. The audit committee met seven times during 2020.

Compensation and Benefits Committee. The compensation and benefits committee, presently consisting of Messrs. Gilliam and Sherman, establishes salaries of executive officers and incentive compensation for our officers and employees. The compensation and benefits committee has not delegated its authority to any other person. The compensation and benefits committee administers our 2000 Incentive Compensation Plan, 2008 Incentive Compensation Plan and 2012 Incentive Compensation Plan and has authority under the 2012 Incentive Compensation Plan to select employees to receive incentive awards and to determine for each employee the nature of the incentive award and the terms and conditions of each incentive award. The compensation and benefits committee has the same responsibilities with regard to incentive awards for non-employee directors. Messrs. Gilliam and Sherman each meet the current independence requirements contained in the rules of The NASDAQ Stock Market, including the additional independence requirements applicable to compensation committee members. The compensation and benefits committee met twice during 2020.

Corporate Governance and Nominating Committee. The corporate governance and nominating committee, presently consisting of Messrs. Gilliam and Sherman, makes recommendations of nominations for directors and will consider candidates recommended by stockholders. Any stockholder wishing to recommend a candidate for consideration by the committee should send a written statement addressed to our Secretary at our principal executive offices identifying the candidate and providing relevant qualifications and biographical information.  When selecting nominees to recommend to the board, the committee evaluates all candidates, including candidates recommended by stockholders, equally.

The corporate governance and nominating committee is also responsible for recommending corporate governance policies and for making recommendations on director compensation. Messrs. Gilliam and Sherman each meet the current independence requirements contained in the rules of The NASDAQ Stock Market. The corporate governance and nominating committee met four times during 2020.

The corporate governance and nominating committee does not have a formal policy with respect to diversity; however, our corporate governance and nominating committee, as well as our board, in recommending director nominees seeks a board composed of individuals who represent a mix of backgrounds, skills and experience in order to enhance the board’s deliberations and discussions.

Board Leadership Structure

Our board does not have a policy on whether or not the roles of chief executive officer and chairman of the board should be separate. Our board believes that it should be free to choose the leadership structure from time to time that is in the best interests of the Company and our stockholders. Our current chairman was an independent, non-employee director until he became chief executive officer effective March 2, 2018 in connection with the sale of substantially all our assets. Since we currently have no directly-owned operating business and have limited sources of income, the board believes this leadership structure combining the roles of chairman and chief executive officer is more effective and promotes the implementation of an acquisition strategy focused on non-furniture related assets that will allow us to potentially derive a benefit from our net operating loss carryforwards.

Risk Management

Our board has an active role, as a whole and through its committees, in overseeing management of our risks. We undertake at least annually a risk assessment to identify and evaluate risks and to develop plans to manage them effectively. This assessment is reviewed with the audit committee. Our board and audit committee also regularly review information regarding our strategy, financial position and operations, as well as risks associated with each. In addition, the compensation and benefits committee is responsible for oversight of potential risks related to compensation programs and policies.

Hedging

The Company has not adopted any practices or policies regarding the ability of our employees (including officers) or Directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock either granted to the employee or director by the Company as part of the compensation of the employee or director; or held, directly or indirectly, by the employee or director.

Director Compensation

Our board of directors has approved a policy for compensation of non-employee directors providing that each non-employee director receives annual cash compensation in the amount of $35,000. The corporate governance and nominating committee reviews director compensation annually and, as part of that process, typically has for review publicly available director compensation information for other comparable companies. Our board of directors approves director compensation. Pursuant to the agreement under which he was elected to our board, Mr. Hale has agreed to serve as a director without compensation.

The following table sets forth information concerning the compensation of directors for the year ended December 31, 2020. Mr. Sherman was elected to the board effective December 31, 2020 and did not receive any compensation for service as a director for the fiscal year ended December 31, 2020.

DIRECTOR COMPENSATION

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
STEVEN A. HALE II	—	—	—
MATTHEW A. HULTQUIST (2)	$35,000	—	$35,000
JEFFREY S. GILLIAM	$35,000	—	$35,000

(1)	At December 31, 2020, our directors in the above table held no stock options or restricted shares.

(2)	Mr. Hultquist resigned from the board of directors effective December 31, 2020.

Nominations for Director

Our bylaws provide that a stockholder entitled to vote in the election of directors may nominate one or more persons for election as a director only if advance written notice is given. Written notice of such stockholder’s intent to make such nomination must be received by our Secretary or deposited in the U.S. mail, postage prepaid, to our Secretary not later than 120 days in advance of the anniversary date of our proxy statement for the previous year’s Annual Meeting. Any stockholder wishing to nominate one or more persons as director must submit the following information in writing:

(i)	the name and address of the stockholder who intends to make the nomination;

(ii)

a representation that the stockholder is a stockholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which any nomination is to be made by the stockholder;

(iv)

such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated by our board of directors; and

(v)	the consent of each proposed nominee to serve as one of our directors if so elected.

The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, this bylaw affords the corporate governance and nominating committee and our board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the board, to inform stockholders about these qualifications. The bylaw does not give our board of directors any power to approve or disapprove a stockholder’s nomination for election of directors. However, it may have the effect of precluding a contest for the election if its procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect the stockholder’s own slate of directors.

Stockholder Communications

Our board welcomes communications from stockholders and has adopted a procedure for receiving and addressing them. Stockholders may send written communications to the entire board or to individual directors by addressing them to Corporate Secretary, HG Holdings, Inc., 2115 E. 7th St., Suite 101, Charlotte, North Carolina 28204.

Review of Transactions with Related Persons

Under our code of conduct and audit committee charter, the audit committee must approve any transaction involving related persons which requires disclosure in our proxy statement under applicable rules of the SEC. Under the audit committee charter, the audit committee is responsible for reviewing these transactions and has the power to approve or disapprove these transactions. Except as described below, there were no such transactions since the beginning of our last fiscal year and none are currently proposed.

Acquisition of Equity Interest in HC Government Realty Trust, Inc.

The Company has acquired an equity interest in HC Government Realty Trust, Inc., a Maryland corporation (“HC Realty”). HC Realty currently owns and operates a portfolio of 24 single-tenant properties leased entirely to the United States of America for occupancy by federal agencies including the Federal Bureau of Investigation, the Department of Veterans Affairs, the Drug Enforcement Administration, the Immigration & Customs Enforcement, the Social Security Administration and the Department of Transportation.

On March 19, 2019, we purchased 300,000 shares of HC Realty’s Common Stock (the “HC Common Stock”) for an aggregate purchase price of $3,000,000 and 200,000 shares of HC Realty’s 10.00% Series B Cumulative Convertible Preferred Stock (the “HC Series B Stock”) for an aggregate purchase price of $2,000,000.  On April 3, April 9, and June 29, 2020, the Company entered into subscription agreements with HC Realty, pursuant to which we purchased 100,000, 250,000, and 475,000 shares of Series B Stock, respectively, for an aggregate purchase price of $8,250,000.  As a result of these purchases, we currently own 36.4% of the as-converted equity interest of HC Realty; however, we do not control HC Realty as a result of our current ownership interest.

Certain other investors, including certain investors affiliated with Hale Partnership Capital Management, LLC (“HPCM”), purchased an additional 850,000 shares of Series B Stock for an aggregate purchase price of $8,500,000 on March 19, 2019. While some of these investors have other investments with HPCM, each of these investors made a separate and direct investment in HC Realty and HPCM does not receive management fees, performance fees, or any other economic benefits with respect to these investors’ investment in HC Realty’s Series B Stock.

On March 19, 2019, we, together with certain other lenders, including certain entities affiliated with HPCM (collectively, the “Lenders”), entered into a loan agreement (the “Loan Agreement”) with HC Realty’s operating partnership, pursuant to which the Lenders provided HC Realty’s operating partnership with a $10,500,000 senior secured term loan (the “Initial Term Loan”), of which $2,000,000 was provided by us. On August 14, 2020, pursuant to the terms of the Loan Agreement, HC Realty’s operating partnership repaid the loan in full, including all accrued interest and make whole interest.

In connection with the transactions discussed above, Steven A. Hale II, our Chairman and Chief Executive Officer, was appointed to serve as HC Realty’s Chairman and Chief Executive Officer.  In addition, Mr. Hale, Brad G. Garner, our Principal Financial and Accounting Officer, and Matthew A. Hultquist, one of our former directors, were each appointed to serve as directors of HC Realty.  HC Realty’s Board of Directors is composed of five directors.

Rights Offering

The Company raised $12,675,000, the maximum gross proceeds possible, through its rights offering which concluded on June 19, 2020. Pursuant to the rights offering, the Company distributed non-transferable rights to purchase 19,500,000 shares of its common stock at a purchase price of $0.65 per share to stockholders of record as of May 18, 2020. As a result of the rights offering, the Company issued 19,500,000 new shares of common stock. Solas Capital Management, LLC purchased 9,773,353 shares of our common stock in the rights offering for a total of $6,352,679. Hale Partnership Fund L.P. and related parties purchased 8,092,834 shares of our common stock in the rights offering for a total of $5,260,342. Matthew A. Hultquist, one of our former directors, purchased 300,000 shares of our common stock in the rights offering for a total of $195,000.

Delinquent Section 16(a) Reports

The Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning more than 10% of our common stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of the Forms 3, 4 and 5 we have received, and written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, we believe that all executive officers, directors and 10% stockholders complied with these filing requirements except as follows: Jeffrey S. Gilliam was late by one day reporting two transactions on a Form 4.

EXECUTIVE COMPENSATION

Executive Compensation Program

Our named executive officers for 2020 were Steven A. Hale II, our Chairman and Chief Executive Officer, and Brad G. Garner, our Principal Financial and Accounting Officer.

During 2020, our executive compensation program had two major components: salary and a cash bonus for one of our executive officers. The program was designed to promote the development and implementation of an acquisition strategy focused on non-furniture related assets that will allow us to potentially derive a benefit from our net operating loss carryforwards.

Our executive compensation program is administered by the compensation and benefits committee of our board of directors (the “Committee”).

Salary and Bonus. Our two executive officers received the following cash compensation in 2020:

●	Steven A. Hale II received an annual salary of $125,000, and

●	Bradley G. Garner received an annual salary of $125,000 and a special cash bonus of $15,000 in recognition of his efforts in the successful completion of our 2020 rights offering.

Long-Term Incentives. Messrs. Hale and Garner did not receive any restricted stock awards in 2020.

Summary Compensation Table

The following table sets forth compensation received by the Named Executive Officers for the years ended December 31, 2020 and 2019.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)

STEVEN A. HALE II,	2020	125,000	—	—	—	—	—	125,000
Chairman and Chief Executive Officer	2019	112,500	—	200,000	—	—	—	312,500

BRAD G. GARNER,	2020	125,000	15,000	—	—	—	—	140,000
Principal Financial and Accounting Officer	2019	105,000	—	50,000	—	—	—	155,000

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning the year-end number and value of unexercised options, restricted stock that has not vested and equity incentive plan awards for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS

AT DECEMBER 31, 2020 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(1)

STEVEN A. HALE II, Chairman and Chief Executive Officer	—	—	—	—	—	—	333,333	(2)	177,666

BRAD G. GARNER, Principal Financial and Accounting Officer	—	—	—	—	—	—	83,333	(2)	44,416

(1)	Based on the closing price per share of our stock of $0.53 as of December 31, 2020.

(2)	The awards for these shares provide for vesting on June 28, 2022.

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to periodically seek a non-binding advisory vote from our stockholders to approve the compensation as disclosed under “Executive Compensation,” including tabular disclosures and narrative sections accompanying the tabular disclosures in this proxy statement. Since the required vote is advisory, the result of the vote is not binding upon the board of directors.

Our board of directors has adopted a policy for an annual “say-on-pay” advisory vote. In accordance with this policy, stockholders are asked to approve the following advisory resolution at the 2021 Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation awarded by the Company to the named executive officers, as disclosed under “Executive Compensation,” including the tabular disclosures and other narrative executive compensation disclosures in the proxy statement for the 2021 Annual Meeting of Stockholders as required by the rules of the Securities and Exchange Commission.”

Our board of directors believes that approval of the compensation paid to our named executive officers is in the best interest of all stockholders and, accordingly, unanimously recommends a vote “FOR” approval, on an advisory basis, of the compensation paid to our named executive officers.

APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Our board of directors has unanimously adopted resolutions approving, declaring advisable and recommending to stockholders for their approval an amendment (the “Charter Amendment”) to our Restated Certificate of Incorporation to effect a reverse stock split (the “Reverse Split”) of the issued and outstanding shares of our common stock at a ratio to be determined by our board, in its sole discretion, prior to the effective time of the Charter Amendment of not less than 1-for-10 and not more than 1-for-20.

The Charter Amendment will be effected by filing a certificate of amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware substantially in the form attached as Appendix A to this proxy statement. If the Charter Amendment is approved by stockholders, no further action on the part of stockholders will be required to implement or abandon the Reverse Split or to select the ratio for the Reverse Split. Even if the Charter Amendment is approved by stockholders, the board reserves the right, in its sole discretion, to elect to abandon the Reverse Split and not file the Certificate of Amendment if it believes that such action is in the best interests of the Company and our stockholders.

Our board of directors is proposing that it have the discretion to select the ratio for the Reverse Split from within the range referenced above, rather than proposing that stockholders approve a specific ratio, in order to give the board flexibility to select a ratio that reflects, at such time, the board’s then-current evaluation of the factors described below under “Potential Effects of the Proposed Reverse Split—Establishing the Ratio” in order to implement the Reverse Split in a manner that maximizes the anticipated benefits for the Company and our stockholders.

If the Charter Amendment is approved by stockholders and our board does not elect to abandon the Reverse Split, the Reverse Split will be effective upon the effectiveness of the Certificate of Amendment, which will occur on the date the Certificate of Amendment is filed or at such later time as is chosen by the board in its sole discretion and set forth in the Certificate of Amendment.

Upon effectiveness of the Certificate of Amendment, the Reverse Split will occur simultaneously for all issued and outstanding shares of our common stock and the ratio determined by our board will be applicable to all issued and outstanding shares of our common stock. Except for adjustments that may result from the treatment of fractional shares as described under “Potential Effects of the Proposed Reverse Split—Fractional Shares” below, each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Split as that stockholder held immediately before the Reverse Split. The Charter Amendment will not change the total number of our authorized shares of common stock or preferred stock and will not change the par value of our common stock.  The Charter Amendment also will not change the terms of our common stock, which will continue to have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock currently outstanding.

The affirmative vote of a majority of the outstanding shares of our common stock is required to approve the Charter Amendment. For the reasons set forth below, our board of directors currently believes that the Charter Amendment is in the best interests of the Company and our stockholders and, accordingly, unanimously recommends a vote “FOR” the approval of the Charter Amendment.

Reasons to Effect the Reverse Split

Potential for Listing on NASDAQ

Our common stock is currently quoted on the OTCQB, one of the OTC Markets Group over-the-counter markets, which is not a national securities exchange. Our board intends to apply for the listing of our common stock on the NASDAQ Stock Market (“NASDAQ”) or a similar national stock exchange. One of the key requirements for initial listing on NASDAQ is that our common stock must meet certain minimum bid price requirements, which our common stock currently does not meet. The Reverse Split is intended, in part, to help the Company meet the minimum bid price requirements for a potential up-listing on NASDAQ.

If our common stock is listed on NASDAQ, the liquidity of our common stock could be increased, which could result in higher prices for our common stock than might otherwise prevail while our common stock is traded on the OTCQB, lowered spreads between the bid and asked prices for our common stock and lower transaction costs inherent in trading such shares. Additionally, certain investors will only purchase securities that are listed on a national securities exchange. As a result, a listing on NASDAQ may increase our ability to raise funds through the issuance of our common stock or other securities convertible into our common stock in the future from a larger pool of potential investors.

Although we believe that the Reverse Split would, at least initially, allow us to meet minimum bid price requirements for initial listing on NASDAQ, the effect of the Reverse Split on the price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances is varied. As a result, there can be no assurance that:

●	the price of our common stock would rise in proportion to the reduction in the number of shares of our common stock outstanding following the Reverse Split;

●

even if the Reverse Split is initially successful in raising the price of our common stock, we would be successful in maintaining the minimum bid price of our common stock above the levels needed to achieve, and maintain, listing on NASDAQ for any extended period of time;

●

even if the price of our common stock satisfies the minimum bid price requirements for initial listing on NASDAQ, that we would be able to meet, or continue to meet, the other initial and continued listing standards for NASDAQ;

●	even if we are able to meet all initial standards for NASDAQ that we will be approved for listing; or

●	if we achieve listing of our common stock on NASDAQ, that our common stock would not be delisted by NASDAQ for failure to meet other continued listing standards in the future.

Moreover, while it is the current intent of our board to apply for listing of our common stock on NASDAQ, there can be no assurance that the board will not later decide that pursuing such listing is not in the best interests of the Company and its stockholders.

Additionally, even though a Reverse Split, by itself, would not impact the Company’s assets or prospects, the Reverse Split could be followed by a decrease in the aggregate market value of our common stock. The price of our common stock will also continue to be based on other factors that are unrelated to the number of shares outstanding, including our future performance.

Potential Increased Investor Interest

Our board believes that a higher share price for our common stock could also help generate investor interest in the Company. Many investment funds may be reluctant to invest in lower priced stocks and some potential investors may be prohibited from investing in “penny stocks” (as discussed in more detail below). Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls.

Notwithstanding the foregoing, the liquidity of our common stock may be adversely affected by the Reverse Split as a result of fewer shares of common stock being outstanding after giving effect to the Reverse Split. However, the board believes that the anticipated higher bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Our common stock is also currently deemed to be a “penny stock” (as defined in Rule 3a51-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Such rules require broker-dealers, before effecting transactions in a penny stock, to meet certain additional disclosure requirements to their customers. The additional burdens imposed upon broker-dealers by such requirements can discourage broker-dealers from making a market, seeking or generating interest in our common stock and otherwise effecting transactions in our common stock, which can limit the market liquidity of our common stock and the ability of investors to trade our common stock.

Moreover, The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may also limit which the market liquidity of our common stock and the ability of investors to trade our common stock.

If we are able to increase the price of our common stock through implementation of the Reverse Split (and, subsequently, achieve listing of our common stock on NASDAQ), our common stock may no longer be deemed a penny stock, or be considered speculatively low priced for purposes of FINRA Rules, and the burdens and limitations described above may be lifted.

Potential Effects of the Proposed Reverse Split

General

Upon effectiveness of the Reverse Split, our outstanding common stock will be combined, such that up to 20 shares of existing common stock will be combined into one new share of common stock. As of April 28, 2021, the Company had [34,404,556] shares of our common stock outstanding, against a total of 35,000,000 authorized shares of common stock. As a result, the Reverse Split, if and when effected in the sole discretion of the board, will decrease the Company’s issued and outstanding shares of common stock. The table below shows, as of April 28, 2021, the number of outstanding shares of common stock that would result from the Reverse Split (without giving effect to the treatment of fractional shares) if our board were to approve a Reverse Split in the ratio of 1-for-10 (the minimum of the authorized range), 1-for-15 (the midpoint of the authorized range) or 1-for-20 (the maximum of the authorized range).

Reverse Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Split
1-for-10	[3,440,456]
1-for-15	[2,293,637]
1-for-20	[1,720,228]

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the Company’s issued and outstanding common stock immediately following the Reverse Split as such stockholder holds immediately prior to the Reverse Split. The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power (subject to the treatment of fractional shares). The Charter Amendment will also not change the terms of our common stock, which will continue to have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock currently outstanding. Our common stock will also remain duly authorized, fully paid and non-assessable.

Establishing the Ratio

The board believes that the ability to determine the timing and to set the ratio within a range will provide it with the flexibility to implement the Reverse Split in a manner that maximizes the anticipated benefits for the Company and our stockholders. In determining whether to implement the Reverse Split and the specific ratio for the Reverse Split, the Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock.

●	the prevailing trading price and trading volume of our common stock, and the anticipated impact of the Reverse Split on the trading market for our common stock.

●	the anticipated impact of the Reverse Split on the Company’s ability to raise additional financing.

●	the initial listing requirements of NASDAQ, including the minimum bid price, the minimum number of round-lot holders and the minimum number of publicly held shares.

Impact on Shares of Common Stock Available for Future Issuance

Currently, we are authorized to issue up to 35,000,000 shares of common stock, of which [34,404,556] shares were issued and outstanding as of April 28, 2021. In addition, we are authorized to issue up to 1,000,000 shares of preferred stock, but none are currently issued and outstanding so the Reverse Split will have no impact on preferred stock. In connection with the Reverse Split, our board has determined to keep the total number of authorized shares of common stock the same under our Restated Certificate of Incorporation after giving effect to the Reverse Split. As a result, we will have the ability to issue a greater percentage of our common stock in relation to our outstanding shares after the Reverse Split than we currently have.

The additional shares of common stock authorized for issuance would have the same rights and privileges under our Restated Certificate of Incorporation as the shares of common stock currently authorized for issuance. Holders of the Company’s common stock do not have preemptive rights to subscribe for and purchase any new or additional issues of common stock or securities convertible into common stock.

Our board believes that the availability of additional authorized shares of common stock is in the best interests of the Company and its stockholders and will provide us with additional flexibility, including having shares available for issuance for such corporate purposes as the board may determine in its discretion, including, without limitation:

●

exercise or conversion of securities convertible into, or exercisable for, shares of common stock (including preferred stock, convertible notes and debentures, warrants, options and other convertible securities);

●	future acquisitions;

●	investment opportunities;

●	stock dividends or other distributions;

●	issuance in connection with compensation arrangements, including pursuant to future equity compensation plans; and

●	future financings and other corporate purposes.

The Company has no current plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of common stock (except shares of common stock that may be issued upon exercise of outstanding restricted stock awards).

No further stockholder approval is required to issue any additional shares of common stock. Any issuance of additional shares of common stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

Anti-Takeover Effects

Although not designed or intended for such purposes, the overall effect of keeping the number of our authorized shares of common stock the same under our Restated Certificate of Incorporation after giving effect to the Reverse Split could be to enable our board to render more difficult or discourage an attempt to obtain control of the Company that may be favored by a majority of stockholders and/or that may provide an above market premium to our stockholders, since the additional shares could be issued to purchasers who support our board and are opposed to a takeover.

Our board’s determination to keep the number of our authorized shares of common stock the same under our Restated Certificate of Incorporation after giving effect to the Reverse Split is not prompted by any specific effort or perceived threat of takeover. We are not currently aware of any pending or proposed transaction involving a change of control. Nor is the change in authorized shares of common stock a plan by the board or management to adopt a series of amendments to our certificate of incorporation or bylaws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Potential Odd Lots

The Reverse Split could result in some stockholders holding less than 100 shares of common stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transactions in even multiples of 100 shares.

Accounting Matters

The Reverse Split would not affect the par value of our common stock, which will remain $0.02 per share of common stock. As a result, upon effectiveness of the Reverse Split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding. In subsequent financial statements, net income or loss per share and other per share amounts for periods before the Reverse Split will be recast to give retroactive effect to the Reverse Split.

No Going Private Transaction

The Reverse Split is not intended as a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

Effect on Restricted Stock Awards

Upon effectiveness of the Reverse Split, all outstanding restricted stock awards will be adjusted to reflect the Reverse Split. The number of shares of common stock that the holders of outstanding restricted stock awards may receive upon vesting may decrease, in proportion to the fraction by which the number of shares of common stock underlying such restricted stock awards are reduced as a result of the Reverse Split.

Registration and Trading of our Common Stock

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. If the board determines to implement the Reverse Split, the Reverse Split will not affect the registration of our common stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC. If a Reverse Split is implemented, our common stock will begin trading on a post-split basis after the Effective Time (as defined below). We will announce the Effective Time and timing for post-split trading to commence in a Current Report on Form 8-K at the time of implementation of the Reverse Split. On the date that our common stock begins trading on a post-split basis, we expect that our trading symbol as quoted on the OTCQB will change to “STLYD.”  The “D” will be removed 20 business days from that date, and the symbol will revert to the original symbol of “STLY.”  In connection with the Reverse Split, the Company’s CUSIP number (which is an identifier used by participants in the securities industry to identify our common stock) will change to a number that will also be announced in such Current Report on Form 8-K.

Effectiveness of the Reverse Split

If implemented, the Reverse Split will be effective upon the effectiveness of the Certificate of Amendment, which will occur on the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware or at such later time as is chose by the board and set forth in the Certificate of Amendment (the “Effective Time”), without any action on the part of our stockholders and without regard to the date that any stock certificates representing our common stock prior to the Reverse Split are physically surrendered.

Exchange of Book-Entry Shares

Upon effectiveness of the Reverse Split, stockholders whose shares are uncertificated and held in “street name” with a broker or other nominee, either as direct or beneficial owners, will have their holdings automatically exchanged by their brokers to give effect to the Reverse Split. In addition, stockholders whose shares are held in book-entry form on the books of our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), will have their holdings automatically exchanged by Continental to give effect to the Reverse Split. Continental will issue new statements of holdings following such exchange.

Exchange of Shares held in Certificate Form

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by Continental after the Effective Time to be used in forwarding their certificates for surrender and exchange for the whole number of new shares of our common stock that such stockholder is entitled to receive as a result of the Reverse Split. For ease of stockholder record keeping, we have asked that Continental provide instructions for the exchange of those certificates into book-entry shares in lieu of certificates. The book-entry shares would be held in a separate account on the books of our transfer agent for the benefit of each stockholder. Each stockholder who surrenders certificates will receive a book-entry account statement reflecting the shares of our common stock to which such stockholder is entitled as a result of the Reverse Split, or in lieu thereof, such stockholder may elect to receive new certificates representing the shares of our common stock to which he or she is entitled as a result of the Reverse Split. No book-entry shares or new certificates will be issued to a stockholder until the stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed transmittal form.

Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the 90-day Volume Weighted Average Price (“VWAP”) of our common stock on the OTCQB for the period immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

If the proposed Reverse Split is implemented, stockholders owning fractional shares will be paid out in cash for such fractional shares. For example, assuming the board elected to consummate an Approved Split Ratio of 1:10, if a stockholder held eleven shares of common stock immediately prior to the Reverse Split, then such stockholder would be paid in cash for the one share of common stock (pre-split value) but will maintain ownership of the remaining share of common stock (post-split).

Federal Income Tax Consequences of the Reverse Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the Reverse Split to U.S. Holders (as defined below) of our common stock and does not describe all of the income tax consequences that may be relevant to U.S. Holders (as defined herein) in light of their particular circumstances, including alternative minimum tax and Medicare contribution tax consequences. This discussion applies only to U.S. Holders of common stock who hold such common stock as capital assets for U.S. federal income tax purposes.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations each as in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders who are brokers or dealers in securities, regulated investment companies, real estate investment trusts, traders in securities that use a mark-to-market method of tax accounting, persons other than U.S. Holders, U.S. Holders whose functional currency is not the U.S. dollar, insurance companies, tax-exempt or governmental organizations, banks, financial institutions, U.S. Holders that hold our stock through a non-U.S. entity or non-U.S. account, or through an individual retirement or other tax-deferred account, U.S. holders who hold stock as part of a hedge, straddle, wash sale, conversion or constructive sale, or other integrated transaction, U.S. Holders that use the accrual method of accounting that are required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements, U.S. expatriates (as defined in the Code), S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or a person that holds our stock through such entities, or U.S. Holders who acquired the common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

The following discussion also does not address the tax consequences of the Reverse Split under foreign, state or local tax laws, or under any U.S. federal tax laws relating to taxes other than U.S. federal income taxes (such as estate and gift taxes). Accordingly, each stockholder should consult his, her or its tax advisor to determine the particular tax consequences to him, her or it of a reverse stock split, including the application and effect of U.S. federal, state, local and/or foreign income tax and other laws.

This disclosure applies to you if you are a U.S. Holder. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of our common stock that is:

●	a citizen or individual resident of the United States, as defined for U.S. federal income tax purposes;

●

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has the authority to control all substantial decisions of the trust or (ii) it has a valid election in place under applicable Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any such partner or partnership should consult its own tax advisor as to its tax consequences of the Reverse Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Split. This summary of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each beneficial owner of our common stock is urged to consult its own tax advisor with respect to the application of U.S. federal income tax laws to its particular situation, as well as any tax consequences arising under the U.S. federal estate or gift tax laws or the Medicare tax on net investment income, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

The Company believes that the Reverse Split will constitute a reorganization under Code Section 368(a)(1)(E). Generally, if the Reverse Split qualifies as a recapitalization under Code Section 368(a)(1)(E), the Company should not recognize any gain or loss as a result of the Reverse Split and U.S. Holders should not recognize gain or loss for U.S. federal income tax purposes, except to the extent of cash received in lieu of fractional shares. The aggregate adjusted basis of the new shares of common stock will be the same as the aggregate adjusted basis of the common stock exchanged for such new shares, reduced by any basis allocated to the fractional share(s) for which cash is received. The holding period of the post-Reverse Split shares of the common stock resulting from implementation of the Reverse Split generally will include the stockholder’s respective holding periods for the pre-Reverse Split shares of common stock. A U.S. Holder who receives cash in lieu of fractional shares generally will recognize taxable gain or loss equal to the amount of cash received and such U.S. Holder’s tax basis allocated to the fractional share, provided that the receipt of cash is, for U.S. federal income tax purposes, (i) “not essentially equivalent” to a dividend, (ii) a “substantially disproportionate” redemption of stock (generally defined as a greater than 20 percent reduction in a U.S. Holder’s voting stock), or (iii) in complete termination of the U.S. Holder’s interest. Although we expect that the receipt of cash in lieu of fractional shares pursuant to the Reverse Split would be “not essentially equivalent” to a dividend, such determination must be made with respect to each U.S. Holder’s particular facts and circumstances.

If the receipt of cash by a U.S. Holder does not meet one of the three tests above, the receipt of cash will be treated as a dividend to such U.S. Holder to the extent of our earnings and profits as determined under U.S. federal tax principles. To the extent the cash exceeds our earnings and profits, it will first be treated as a tax-free return of the U.S. Holder’s tax basis and then as capital gain.

Gain or loss, if any, realized by a U.S. Holder on the receipt of cash in lieu of fractional shares will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the fractional share (taking into account the holding periods for pre-Reverse Split shares of common stock) is more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced rates, while the deductibility of capital losses is subject to significant limitations.

Payments of cash in lieu of fractional shares to a U.S. Holder that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding. If a U.S. Holder is subject to backup withholding, a paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9. The amount of any backup withholding from a payment to a U.S. Holder is not an additional tax and will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely and accurately furnished to the IRS. U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules.

The tax discussion set forth above is included for general information only. U.S. Holders should consult with their own tax advisors to determine their particular tax consequences with respect to the Reverse Split, including the applicability and effect of state, local and non-U.S. tax laws.

Reservation of Right to Select Timing of or to Abandon the Reverse Split

As previously noted, even if the Charter Amendment is approved by stockholders, our board reserves the right, in its sole discretion, to (i) select the Effective Time or (ii) elect to abandon the Reverse Split and not file the Certificate of Amendment. Accordingly, by voting in favor of the Charter Amendment, you are also expressly authorizing the board to delay or abandon the Reverse Split if it should decide, in its sole discretion, that that such action is in the best interests of the Company and our stockholders.

Interests of Certain Persons

No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, or any associate of such person, has any substantial interest, direct or indirect, in this Charter Amendment proposal that differs from that of other stockholders of the Company.

No Appraisal Rights

Neither Delaware law, including the Delaware General Corporation Law, nor our Restated Certificate of Incorporation provide for dissenter’s rights of appraisal, and the Company will not independently provide stockholders with any such rights, in connection with the Charter Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 28, 2021 by each stockholder we know to be the beneficial owner of more than 5% of our outstanding common stock, by each director, by each of the executive officers and by all directors and executive officers as a group:

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Solas Capital Management, LLC	13,980,619	(a)	40.6%
Hale Partnership Fund, L.P. and related parties	11,643,149	(b)	33.8%
Jeffrey S. Gilliam	49,991			(c)
Steven A. Hale II	11,976,482	(d)	34.8%
Bradley G. Garner	85,094			(c)
Peter M. Sherman	0			(c)
All directors and executive officers as a group (4 persons)	12,111,567	(e)	35.2%

_______________________

(a)

The beneficial ownership information for Solas Capital Management, LLC (“Solas”) is based upon the Schedule 13D/A filed with the SEC on June 29, 2020 by Solas and its managing member, Frederick Tucker Golden (“Golden”). The Schedule 13D/A indicates that Solas and Golden each have shared voting and dispositive power over all of the reported shares. The business address of Solas and Golden is 1063 Post Road, 2nd Floor, Darien, Connecticut 06820.

(b)

The beneficial ownership information reported is based upon the Schedule 13D/A filed with the SEC on July 2, 2020 by Hale Partnership Capital Management, LLC, Hale Partnership Capital Advisors, LLC, Hale Partnership Fund, L.P., MGEN II - Hale Fund, L.P., Clark - Hale Fund, L.P., and Steven A. Hale II. The Schedule 13D/A indicates that Hale Partnership Capital Management, LLC, and Steven A. Hale II each have shared voting and dispositive power over all of the reported shares; the Schedule 13D/A also indicates that Steven A. Hale II has sole voting power over 333,333 shares; the Schedule 13D/A also indicates that Hale Partnership Capital Advisors, LLC has shared voting and dispositive power over 9,971,228 shares; the Schedule 13D/A indicates that Hale Partnership Fund, L.P. has shared voting and dispositive power over 8,436,144 shares, MGEN II - Hale Fund, L.P. has shared voting and dispositive power over 362,947 shares, and Clark - Hale Fund, L.P. has shared voting and dispositive power over 1,172,137 shares; the Schedule 13D/A indicates that a Managed Account for which Hale Partnership Capital Management, LLC serves as the investment manager has shared and dispositive power over 1,671,921 shares. The principal business and principal office address for each of the aforementioned parties is 2115 E. 7th St., Charlotte, NC 28204

(c)	1% or less.

(d)	Includes 11,643,149 shares over which Mr. Hale shares voting and dispositive power as a result of his service as managing member of Hale Partnership Capital Management, LLC. See note (b) above.

(e)	Includes 11,643,149 shares over which Mr. Hale shares voting and dispositive power as a result of his service as managing member of Hale Partnership Capital Management, LLC. See note (b) above.

INDEPENDENT PUBLIC AUDITORS

Change in Certifying Accountant

On April 29, 2019, the audit committee of our board approved the engagement of Cherry Bekaert LLP (“CB”) as our principal independent registered public accountant to audit the Company’s financial statements for the fiscal year ended December 31, 2019. As a result, on April 29, 2019, we dismissed BDO USA, LLP (“BDO”), as our principal independent registered public accountants.

The reports of BDO on our consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During our fiscal years ended December 31, 2018 and 2017, and the subsequent interim period through April 29, 2019, we did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such years.

During our fiscal years ended December 31, 2018 and 2017, and through April 29, 2019, no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K have occurred, except for the material weaknesses in our internal controls over financial reporting as described below.

The material weakness in internal control over financial reporting as disclosed in Item 4 of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 was identified as we did not design and maintain effective controls related to the accounting with respect to the recording of a gain on extinguishment of the Amended and Restated Subordinated Secured Promissory Note, dated September 6, 2018, issued by Stanley Furniture Company LLC in favor of the Company. This material weakness was subsequently remediated as of December 31, 2018. The audit committee has discussed these matters with BDO, and we authorized BDO to respond fully to any inquiries by CB concerning the subject matter of such reportable event.

The material weakness in internal control over financial reporting as disclosed in Item 9A of our Annual Report on Form 10-K for the annual period ended December 31, 2017 was identified as we did not design and maintain effective controls related to the accounting with respect to modifications of share-based payment awards. This material weakness was subsequently remediated as of March 31, 2018. The audit committee discussed these matters with BDO, and we authorized BDO to respond fully to any inquiries by CB concerning the subject matter of such reportable event.

We previously requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of the letter from BDO is filed as Exhibit 16.1 to the Current Report on Form 8-K we filed with the SEC on May 3, 2019.

We engaged CB as of May 2, 2019.  During the fiscal years ended December 31, 2018 and 2017, and the interim period through May 2, 2019, we did not consult with CB regarding: (i) the application of accounting principles to a specified transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that CB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Fees and Services

The audit committee has appointed Cherry Bekaert LLP (“CB”) to serve as our independent public auditors for 2021.

Representatives of CB are expected to be present at the 2021 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following table sets forth the fees, including reimbursement of expenses, billed by, or expected to be billed by, CB for services to the Company in the fiscal years ended December 31, 2020 and December 31, 2019, all of which were pre-approved by the audit committee.

	2020	2019
Audit Fees	$59,156	$61,271
Audit-Related Fees	—	—
Tax Fees	3,800	16,000
All Other Fees	5,549	3,000
Total	$68,505	$80,271

Audit Fees. These fees relate to professional services rendered for the audit of our annual financial statements and reviews of our Forms 10-Q.

Tax Fees. These fees related to professional services rendered for an analysis of the “Change in Ownership,” as defined by Internal Revenue Code Section (“IRC Section”) 382.

All Other Fees. These fees related to professional services rendered for the consent to include the audited financial statements in the registration statement of our Rights Offering.

Pre-Approval Policies and Procedures

The audit committee has established a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by our independent accountants before engaging the accountants for that purpose. Consideration and approval of these services generally occur at the audit committee’s regularly scheduled meetings. In order to address situations where it is impractical to wait until the next scheduled meeting, the audit committee has delegated the authority to approve non-audit services not in excess of $25,000 individually or in the aggregate to the chairman of the audit committee. Any services approved pursuant to this delegation of authority are required to be reported to the full audit committee at the next regularly scheduled meeting.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to assist the board in fulfilling its responsibility to oversee management's conduct of our financial reporting process, including internal control over financial reporting. Management is responsible for preparing the Company’s financial statements and assessing the effectiveness of the Company’s internal control over financial reporting. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. In addition, the independent accountants also express their opinion on the Company’s internal control over financial reporting. The audit committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent accountants.

In this context, the audit committee has met and held discussions with management and the independent accountants. Management represented to the audit committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent accountants.

The audit committee discussed with the independent accountants matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has discussed with the independent accountants the accountant's independence from the Company and its management, including the matters in the written disclosures required by Rule 3526 (Communications with Audit Committees Concerning Independence) of the Public Company Accounting Oversight Board. The audit committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining the independent accountant's independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

The members of the audit committee are:

Jeffrey S. Gilliam, Chairman

Peter M. Sherman

OTHER BUSINESS

Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

ADDITIONAL INFORMATION

Voting Procedures

Votes will be tabulated by one or more Inspectors of Elections. With respect to the election of directors, the nominee in the class which term ends in 2024 receiving the greatest number of votes cast for the election of directors will be elected. The say-on-pay advisory resolution approving the compensation paid to our named executive officers will be adopted if this proposal receives the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting. The affirmative vote of a majority of the outstanding shares of our common stock is required to approve the Charter Amendment proposal. The approval of any other matters properly brought before the meeting will require the affirmative vote of the holders of at least a majority of the shares of our outstanding common stock represented at the meeting.

If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter. Accordingly, an abstention from voting on the Charter Amendment proposal will have the same effect as voting “against” the proposal, even though the stockholder may interpret such action differently. An abstention with respect to the election of directors or the say-on-pay vote will have no effect on the outcome of such proposals.

If you hold your shares in street name and you do not provide your broker with timely voting instructions on the election of directors, the say-on-pay vote or the Charter Amendment proposal, rules governing voting of proxies by brokers will not permit your brokerage firm to vote your shares on such matter. Consequently, without your voting instructions on the election of directors, the say-on-pay vote or the Charter Amendment proposal, a “broker non-vote” with respect to that matter will occur. A broker non-vote with respect to the Charter Amendment proposal will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the election of directors or the say-on-pay vote.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter will count toward a quorum. Broker non-votes will not count toward a quorum.

Internet Availability of Proxy Materials

Under rules adopted by the SEC, we are furnishing proxy materials on the Internet and sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice includes instructions on how to access the proxy materials on the Internet and instructions on how to access the proxy card to vote over the Internet. Paper copies of the proxy materials are available to stockholders upon request. We provide instructions on the Notice on how to request paper copies.

Stockholder Proposals for 2022 Annual Meeting

Any stockholder desiring to present a proposal to the stockholders at the 2022 Annual Meeting and who desires that such proposal be included in our proxy statement and proxy card relating to that meeting, must transmit such proposal to our Secretary so that it is received at our principal executive offices on or before December 31, 2021. All such proposals should comply with applicable SEC regulations.

Any stockholder desiring to present any other matter (other than the nomination of a director) in person before an annual meeting of stockholders is required by our bylaws to notify our Secretary in writing no later than the close of business on the 60th day prior to the one-year anniversary of the immediately preceding annual meeting. For the 2022 Annual Meeting, written notice must be delivered no later than the close of business on April 23, 2022. Any such notice must include the information required by Article II, Section 12 of our bylaws. Any stockholder desiring to nominate persons for election as directors at an annual meeting of stockholders must provide written notice to our Secretary as described under “Corporate Governance—Nominations for Director” above. For the 2022 Annual Meeting such written notice must be delivered no later than December 31, 2021.

With respect to stockholder proposals that are not included in the proxy statement for the 2021 Annual Meeting, the persons named in the proxy solicited by our board of directors for the 2021 Annual Meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals we receive after April 26, 2021.

By Order of the Board of Directors,

Bradley G. Garner
Secretary

April 30, 2021

Appendix A

Form of Certificate of Amendment

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO THE

RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

OF

HG HOLDINGS, INC.

HG Holdings, Inc. (the “Corporation”) organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable and in the best interests of the Company and its stockholders the following amendment to the Restated Certificate of Incorporation of the Corporation, as amended (as amended, the “Amended and Restated Certificate of Incorporation”) and recommending that the stockholders of the Corporation consider and approve the resolution. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation, as amended, of HG Holdings, Inc. be, and it hereby is, amended to add the following after the first sentence of Article FOURTH thereof:

“Upon effectiveness (“Effective Time”) of this amendment to the Amended and Restated Certificate of Incorporation of the Corporation, a __ reverse stock split of the Corporation’s Common Stock shall become effective, pursuant to which each __ share of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (“Old Common Stock”) shall be reclassified and split into __ shares of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent __ shares of Common Stock from and after the Effective Time (“New Common Stock”). The number of authorized shares of Common Stock shall be unaffected by this action.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to receive cash (without interest) in lieu of fractional shares, equal to such fraction multiplied by the 90-day Volume Weighted Average Price (“VWAP”) of our Common Stock on the exchange the Corporation is currently trading for the period immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split).

Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate, a certificate or certificates representing the largest whole number of shares of New Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraphs, or if so indicated on the instruction form submitted with the certificate or certificates, evidence that such shares of new Common Stock are now held in book entry. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent one share of the New Common Stock for each ______ shares of the Old Common Stock previously represented by such certificate.”

SECOND: That hereafter, pursuant to resolution of its Board, an annual meeting of the stockholders of said corporation was duly called and held upon notice and in accordance with Section 222 of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this  [__] day of   [______], 2021.

HG HOLDINGS, INC.

By:
Name:
Title

A-1

<u>YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.</u>

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

HG HOLDINGS, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 21, 2021.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card avail- able when you call. Follow the voting instructions to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲

PROXY

Please mark Your votes Like this **X**

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR IN ITEM (1), AND "FOR" ITEMS (2) and (3), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

		FOR the Nominee listed to the left (except as otherwise indicated)	WITHHOLD AUTHORITY (to vote for the nominee listed to the left
1.	Election of director for three-year terms ending 2024:		
	Nominee: 01 Peter M. Sherman	[ ]	[ ]

		FOR	AGAINST	ABSTAIN
2.	An advisory vote regarding the approval of compensation paid to certain executive officers.	☐	☐	☐
3.	Approval of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split.	☐	☐	☐
4..	In their discretion the proxies are authorized to vote upon such other matters as may come before the meeting or any adjournment thereof.			

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date ________, 2021

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 22, 2021

The following Proxy Materials are available to you to review at:
http://www.cstproxy.com/hgholdingsinc/2021

- Annual Report for the year ended December 31, 2020,
- Company's 2021 Proxy Statement,
- Proxy Card, and
- any amendments to the foregoing materials that are required to be furnished to stockholders.

ACCESSING YOUR PROXY MATERIALS ONLINE
Have this notice available to vote your proxy electronically. You must reference your company ID, proxy number, and account number.

Directions to the Annual Meeting of Stockholders can be obtained by calling (252) 355-4610 Ext. 108

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

HG HOLDINGS, INC.

Annual Meeting of Stockholders - June 22, 2021

The undersigned hereby appoints Bradley G. Garner and Steven A. Hale II and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of HG Holdings, Inc. (the "Company") held of record by the undersigned on April 28, 2021, at the Annual Meeting of Stockholders to be held on June 22, 2021, and at any adjournment thereof.

All as more particularly described in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held on June 22, 2021, receipt of which is hereby acknowledged.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes or any of them may lawfully do by virtue hereof.

(Continued, and to be marked, dated and signed, on the other side)